UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 22, 2004

NASTECH PHARMACEUTICAL COMPANY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-13789 (Commission File Number)	11-2658569 (IRS Employer Identification No.)

3450 Monte Villa Parkway Bothell, Washington (Address of Principal Executive Offices)	98021 (Zip Code)

(425) 908-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On October 22, 2004, Nastech Pharmaceutical Company Inc. (the “Company”) entered into an exclusive License and Supply Agreement (the “Agreement”) with Par Pharmaceutical, Inc. (“Par”), for the distribution and marketing of the Company’s calcitonin-salmon nasal spray for the treatment of osteoporosis (the “Product”) in the United States.

     Under the Agreement, the Company is responsible for obtaining regulatory approval and will manufacture the Product in its New York and Washington facilities, providing finished calcitonin-salmon nasal spray product to Par in accordance with the Agreement. Par will exclusively market, sell and distribute the Product in the U.S. market. The financial terms of the agreement include an upfront payment, regulatory and post-approval milestone payments, payments for final manufactured product, and a profit sharing arrangement following commercial launch.

     In connection with the foregoing, the Company hereby furnishes the following exhibits:

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1*	License and Supply Agreement by and between Par Pharmaceutical, Inc. and Nastech Pharmaceutical Company Inc. effective as of October 22, 2004.

99.1	Press Release of Nastech Pharmaceutical Company Inc. dated October 25, 2004.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, amended, and the omitted material has been separately filed with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASTECH PHARMACEUTICAL COMPANY INC. (Registrant)
Dated: October 28, 2004	By:	/s/ GREGORY L. WEAVER
Gregory L. Weaver
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	License and Supply Agreement by and between Par Pharmaceutical, Inc. and Nastech Pharmaceutical Company Inc. effective as of October 22, 2004.

99.1	Press Release of Nastech Pharmaceutical Company Inc. dated October 25, 2004.

* Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, amended, and the omitted material has been separately filed with the Securities and Exchange Commission.